UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2007

ALPHA PRO TECH, LTD.

(Exact name of registrant as specified in its charter)

Delaware	01-15725	63-1009183
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

60 Centurian Drive, Suite 112,
Markham, Ontario	L3R 9R2
Address of principal offices	Zip Code

Registrant’s telephone number including area code: 905-479-0654

Item 7.01 Regulation FD Disclosure.

On March 5, 2007 registrant issued a release announcing that it will be reporting its financial results for the fourth quarter and year end of 2006 after the close of the market on Thursday March 8, 2007 and that it will have a conference call regarding its 2006 fourth quarter and year end at 4:30pm Eastern time on Thursday March 8, 2007

The text of the release is filed herewith as an exhibit to this report on form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 1. Release dated March 5, 2007 announcing that registrant will be reporting its financial results for the fourth quarter and year end of 2006 after the close of the market on Thursday March 8, 2007 and  that it will have a conference call regarding its 2006 fourth quarter and year end  at 4:30pm Eastern time on Thursday March 8, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Pro Tech, Ltd.
(Registrant)

/s/ LLOYD HOFFMAN
Date March 5, 2007	Lloyd Hoffman
Chief Financial Officer and Senior Vice President